UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2010

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 118,086,019 shares of the Company’s common stock were entitled to vote as of March 19, 2010, the record date for the Annual Meeting, of which 90,849,710 were present in person or by proxy at the Annual Meeting.

Matters voted upon by the stockholders at the Annual Meeting were: (i) the election of three Class III Directors, and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Proposal 1

The nominees for Class III Directors listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a Class III Director with a three-year term expiring in 2013.

The results were as follows:

	For	% For	Withheld	% Withheld	Broker Non Votes
Lois W. Grady	72,795,302	81.60%	16,414,707	18.40%	1,639,701
David T. Foy	72,539,938	81.31	16,670,071	18.69	1,639,701
Randall H. Talbot	86,455,269	96.91	2,754,740	3.09	1,639,701

The names of the other directors not up for election at the Annual Meeting whose terms of office continued after the Annual Meeting were as follows:

Incumbent Class I Directors with a three-year term expiring in 2011
Robert R. Lusardi
David I. Schamis

Incumbent Class II Directors with a three-year term expiring in 2012
Sander M. Levy
Lowndes A. Smith

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The results were as follows:

	For	Against	Abstain
Ratification of appointment of Ernst & Young LLP	90,829,071	14,391	6,248

Each of the aforementioned proposals submitted to the stockholders at the Annual Meeting was approved by the final voting results set forth above.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

May 17, 2010	By:	/s/ George C. Pagos

Name: George C. Pagos
Title: Senior Vice President, General Counsel and Secretary